Exhibit 14(a)
SteinRoe Individual Retirement Account

How to Establish an IRA

IRA Disclosure Statement

SteinRoe IRA Plan

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                   Table of Contents

                                            Page
IRA Disclosure Statement......................1
Revocation Rights ............................1
Eligibility ..................................2
Contributions ................................2
Contribution Corrections .....................5
Rollover Contributions and Asset Transfers ...5
Spousal IRA Contributions ....................7
Distribution of Benefits .....................7
Taxation of Distributions ....................9
Reporting to the Internal Revenue Service ...10
Prohibited Transactions......................10
The Custodian and the Plan Sponsor...........10
Investment of Contributions .................11
Charges and Fees ............................11
Simplified Employee Pension Plans............12
SteinRoe Funds Individual Retirement
   Account Plan .............................15

IRA DISCLOSURE STATEMENT

    We are required to give you this Disclosure Statement in order to assure that you are informed and understand the nature of an Individual Retirement Account ("IRA"). The Individual Retirement Account Plan and the Application Form contained in this booklet are considered a single document which, in a substantially similar form, was approved by the Internal Revenue Service as a tax-qualified Individual Retirement Account Plan ("IRA") and received Internal Revenue Service Prototype Plan No. D100035c dated March 21, 1990. We intend to apply to the Service for approval of the Plan as amended and restated in this booklet and will advise Plan Participants when the Service responds to our application. Internal Revenue Service approval is a determination only as to the form of the documents and does not mean that the Service approves the merits of the Plan.

    By adopting the Plan, your IRA is qualified under the Internal Revenue Code. Use of the Plan also simplifies and minimizes the administration and investment of your IRA assets. WE URGE YOU TO
READ THIS BOOKLET CAREFULLY BEFORE ADOPTING THE PLAN.

REVOCATION RIGHTS

    If you establish an IRA under the SteinRoe Funds Individual Retirement Account Plan and you receive this booklet less than seven days preceding the date on which you established your IRA, you have the right to revoke your IRA. (If you receive this booklet at least seven days prior to the date on which you establish your IRA, you do not have this right.) If you revoke your IRA, the full amount of your contributions will be refunded without reduction for fees, expenses or market fluctuations. In order to avoid possible losses in market values of contributions during the seven-day revocation period, the Custodian reserves the right not to invest your contributions in excess of $2,000 until the end of the revocation period unless you invest them in SteinRoe Government Reserves. For your convenience, initial contributions of $2,000 or less generally will be invested as soon as possible.

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    Should you decide to revoke your IRA as described above, you may do so and will receive a full refund only if you call SteinRoe Services Inc. ("SSI"), agent of the Custodian, toll free (800) 338-2550, during normal business hours within seven days from the date on which your IRA is established. Your telephone IRA revocation instructions will be tape-recorded. If you fail to properly revoke your IRA within seven days after it is established, you may not revoke your IRA at a later date.

    The rest of this Disclosure Statement is a general outline of the provisions of the Plan and certain important considerations involved in a decision to adopt the Plan for retirement savings.

ELIGIBILITY

    If you are employed (or self-employed) and under age 70 1/2 at the end of a taxable year, you may establish an IRA. A Spousal IRA may be established for your non-working spouse if he or she is under age 70 1/2 at the end of a taxable year. For federal income tax purposes, your IRA contributions may be treated as deductible or non-deductible. (See: "Contributions") You may establish an IRA for the purpose of making a rollover contribution, regardless of your age or employment status.

CONTRIBUTIONS

In General

    As long as you are eligible, you may make annual contributions to an IRA in an amount of up to the lesser of 100% of compensation or $2,000. Compensation includes salary, bonuses, wages, overtime pay, tips, professional fees, earned income from self-employment, and taxable alimony or separate maintenance payments. It does not include rental income, dividends or interest, or amounts received as pension, annuity or deferred compensation income.

    Your IRA contributions are held in a Custodial Account exclusively for your benefit and the benefit of any beneficiaries you may designate on a Beneficiary Form delivered to the Custodian. The assets in your IRA generally may not be combined with those of another individual, and your right to the entire balance in your IRA is nonforfeitable.

    IRA contributions for a given year may be made until the due date for filing your federal income tax return for that year (generally April 15th) but not including extensions. You must designate the tax year for which each contribution is made. If you do not designate the appropriate year for a contribution, your contribution will be applied for the current year.

    Under the Plan, the minimum annual contribution is $500 per Fund account. This minimum amount must be contributed in a single payment when you establish your IRA. Thereafter, you may contribute as little as $50 each calendar month. These minimums do not apply to IRAs established as part of a Simplified Employee Pension Plan ("SEP") in which there is more than one participant. Stein Roe & Farnham also may waive or reduce these minimums.

Deductible Contribution Limit

    General - If neither you nor your spouse, if married, is an active participant in an employer-maintained retirement plan during the year for which your contribution is made, you may make a deductible contribution of up to the lesser of $2,000 or 100% of your individual compensation. If, however, either you or your spouse, if married, is an active participant in an employer-maintained retirement plan, the deductibility of your contribution depends upon your adjusted gross income ("AGI") for the years for which your contribution is made.

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    If you or your spouse, if married, is an active participant in an employer-maintained retirement plan, your contribution is fully deductible if your AGI is less than $40,000 if you are married, or $25,000 if you are unmarried. Your deduction is eliminated when your AGI reaches $50,000 if you are married or $35,000 if you are unmarried. Your deduction is phased out if your AGI is between these amounts as explained below. If you are married but do not live with your spouse for any part of the year and file a separate return, the deductibility of your contribution is determined as if you were unmarried.

    Active Participant - Your annual IRS Form W-2 from your employer should indicate whether you are an active participant for purposes of your IRA deduction. In general, you (or your spouse) are considered an active participant in an employer-maintained retirement plan for any year if you participate in a qualified defined benefit plan, a defined contribution plan (such as a money purchase pension, profit-sharing, 401(k), stock bonus or annuity plan), a SEP, or a government plan (excluding unfunded deferred compensation plans under section 457 of the Internal Revenue Code) during any part of the plan year ending with or within the year for which you make an IRA contribution. You are treated as an active participant even if your plan benefits are not yet fully vested and nonforfeitable, but you are not treated as an active participant if you have not yet satisfied the plan's minimum age or service eligibility requirements. You also are treated as an active participant for any year in which you make a voluntary or mandatory contribution to an employer-maintained retirement plan, even if your employer makes no contribution to the plan on your behalf.

    Adjusted Gross Income ("AGI") - For purposes of your IRA deduction limit, your AGI includes any taxable social security benefits you receive for the year. If you are married and file a joint return, your deductible contribution limit is determined on the basis of the combined AGI of you and your spouse.

Nondeductible Contribution Limit

    To the extent you are not eligible to make a deductible contribution, you may make a nondeductible contribution up to the excess of (i) your aggregate contribution limit (100% of compensation up to $2,000) over (ii) your deductible contribution limit. If you make a contribution in excess of your deductible contribution limit, you may correct the excess by designating it as a nondeductible contribution to the extent it does not exceed your nondeductible contribution limit.

    You must designate your nondeductible contributions for a given year on IRS Form 8606 which must be filed with your federal income tax return for that year. You should retain a copy of your return and IRS Form 8606 for your reference in determining the amount of your cumulative deductible and nondeductible contributions. Your return and IRS Form 8606 will be needed to determine the taxable portion of any withdrawals you make. The Custodian of your IRA does not differentiate between deductible and nondeductible contributions on its own records.

Determining Your Deductible and Nondeductible Contribution Limits

    Your deductible and nondeductible contribution limits are determined as follows:

1.  Determine Excess AGI by subtracting the applicable threshold
    AGI (i.e., $40,000, if filing jointly; $25,000 or $0 if not) from your actual AGI; if the difference is $10,000 or more, stop because your deduction is zero.

2.  Subtract the Excess AGI determined in (1) from $10,000.

3.  Divide the amount determined in (2) by $10,000.

4.  Multiply $2,000 ($2,250 for a Spousal IRA; see "Spousal IRA
    Contributions") by the amount (fraction)

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    determined in (3). If the product is not a multiple of $10, round the product down to the next lowest $10. This is your deductible contribution limit. If, however, the product is less than $200, but greater than $0, your deductible contribution limit is $200.

5. Subtract your deductible contribution limit from your aggregate contribution limit (100% of compensation up to $2,000). This is your nondeductible contribution limit.

    If your deductible contribution limit is less than $200 (and your AGI is less than $50,000 or $35,000, respectively), you may increase your limit to the minimum floor of $200. If you are married and file a joint return, your deductible contribution limit applies separately to each spouse.

    Example: A working couple filing a joint return has combined
AGI of $47,000 and one spouse is an active participant in an employer-maintained retirement plan.

Applicable threshold AGI:                              $40,000

Excess AGI: $47,000 - 40,000 =                           7,000

Combined Aggregate Contribution Limit ($2,000
  per working spouse):                                   4,000

Reduction in IRA Contribution Limit:
  $4,000 x ($7,000/10,000) =                             2,800

Combined Deductible Contribution Limit:
  $4,000 - 2,800 =                                       1,200

Deductible Contribution Limit for each spouse:
  $1,200/2 =                                               600

Nondeductible Contribution Limit for each spouse:
  $2,000 - $600 =                                        1,400

CONTRIBUTION CORRECTIONS

    Contributions in excess of your maximum allowable annual contribution limit are treated as excess contributions whether or not you deduct them. You will be liable for a nondeductible excise tax of 6% on the amount of the excess for the year the excess contribution is made unless (i) you withdraw the excess and the income earned on the excess prior to the due date for filing your federal income tax return (including extensions) and (ii) you do not deduct the excess on your federal income tax return. Alternatively, you may direct the Custodian to apply the excess as a contribution for a subsequent year. The Custodian will automatically treat a contribution in excess of the maximum dollar contribution limits as a contribution for the subsequent year unless you direct the Custodian in writing to distribute to you such excess and the income earned on the excess prior to the deadline for filing your federal income tax return for the year for which the excess contribution was made.

    If the excess contribution remains in your IRA after the due date for filing your tax return, you will be subject to the 6% excise tax for each year the excess remains uncorrected. If you withdraw the excess after the date for filing your federal income tax return for the year in which the excess contribution was made and the total contribution for that year exceeded $2,250, the amount withdrawn may be taxed as ordinary income and also may be subject to a nondeductible excise tax on premature distributions equal to 10% of the amount withdrawn. The withdrawal penalty (but not the 6% excise tax) may be avoided if you correct your excess contribution by applying the excess as a contribution for a later year.

    Contributions you deduct in excess of your deductible contribution limit are also treated as excess contributions to the extent you do not designate them as nondeductible contributions or, if permitted, correct them by withdrawal or reallocation to a subsequent year as described above.

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ROLLOVER CONTRIBUTIONS AND ASSET TRANSFERS

Eligible Rollover Distributions
    You may defer taxation on an eligible rollover distribution from your employer's tax-qualified plan or 403(b) plan by making a rollover contribution of the distribution to an IRA within 60 days of the date of the distribution. In addition, if you are a spouse or former spouse who is receiving an eligible rollover distribution paid by reason of your spouse's death or pursuant to a qualified domestic relations order (within the meaning of section 414(p) of the Internal Revenue Code) issued in a divorce or similar proceeding you may make a rollover contribution of that distribution. An "eligible rollover distribution" is all or any part of the taxable portion of the balance to your credit in your employer's tax-qualified plan except (i) any distribution that is required to be made because you are over age 70 1/2; (ii) any distribution made over your life or life expectancy (or the lives or life expectancies of you and a designated beneficiary); and
(iii) any distribution which is part of a series of substantially equal payments over a period of ten or more years.

    You may roll over all or any portion of an eligible rollover distribution, but only that portion which is properly rolled over into an IRA will be eligible for the tax deferral. The remainder will generally be included in your gross income as ordinary income subject to federal income tax in the year in which you receive it. If your qualifying distribution includes property other than cash, you may sell the property and roll over cash equal to the fair market value of the property or, with the consent of the Custodian, you may roll over the property.

    ELIGIBLE ROLLOVER DISTRIBUTIONS ARE SUBJECT TO MANDATORY 20% FEDERAL INCOME TAX WITHHOLDING UNLESS YOU ELECT A DIRECT ROLLOVER TO AN IRA OR TAX-QUALIFIED PLAN. If you elect a direct rollover, your distribution proceeds must be made payable to the trustee or custodian of the IRA or tax-qualified plan to which the rollover is made. If the proceeds are made payable to you, mandatory withholding will apply but you still may roll over all or any portion of your eligible rollover distribution. However, if you wish to roll over more than the 80% of your distribution which you directly receive, you must use other money to make up for the amount withheld which you elect to roll over.

IRA Rollover Contributions and Asset Transfers
    You also may make an IRA-to-IRA rollover contribution, but you are limited to one IRA-to-IRA rollover every twelve months (beginning on the date you receive your IRA distribution, and not on the date you make your rollover contribution). However, a tax-free IRA asset transfer from one custodian to another is not treated as a rollover and, therefore, is not subject to the twelve-month limitation. You may make an IRA asset transfer to a SteinRoe IRA by completing the Asset Transfer section of the Application Form. An asset transfer from your SteinRoe IRA to another custodian will be made upon receipt by SSI of a written request signed by both you and your successor custodian in a form acceptable to SSI. If you make an asset transfer from your SteinRoe IRA in the year you reach age 70 1/2 or any subsequent year, the amount transferred will be reduced by any amount required to satisfy the minimum distribution requirement for the year of transfer as provided in Section 4 of the Plan. The amount by which the transfer is reduced shall be distributed to you.

    In general, asset transfers and rollover contributions may be invested in the same IRA as regular contributions. However, if assets are transferred or rolled over from a plan ("transferor plan") after distribution from the transferor plan required by Sections 401(a)(9), 408(a)(6) or 408(b)(3) of the Code has commenced ("required distribution"), the assets must be placed in a separate IRA if you are receiving required distributions from your pre-existing IRA over a period longer than the period over which you were receiving required distributions from the transferor plan. (The assets from the transferor plan must be distributed over a period no longer than the period established under the transferor plan.) In addition, an eligible rollover distribution must

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be rolled over into a separate IRA if you wish to preserve the ability to later roll over those assets to another qualified plan.

    If you wish to make a rollover contribution to the Plan, you must complete the appropriate sections of the Application Form. If you decide to make a rollover from your SteinRoe IRA to another IRA, you must complete and return a Distribution Request Form to SSI. In order to avoid income and premature distribution taxes, a rollover must be made within 60 days of the date of the distribution.

SPOUSAL IRA CONTRIBUTIONS

    If you are employed (or self-employed), you may elect the alternative Spousal IRA arrangement for any taxable year in which your spouse has not more than $250 in compensation and elects to be treated as having no compensation (for IRA purposes) on your joint federal income tax return for that year. Under this arrangement, each of you must sign a separate Application Form to establish separate IRAs. Because a separate IRA is established for each of you, you may make regular IRA contributions to a Spousal IRA which was established in a previous year. Conversely, Spousal IRA contributions may be made to an IRA established in a prior year for the purpose of making regular contributions. Except for the limitations discussed below, a Spousal IRA is identical to a regular IRA.

    The deductibility of contributions under a spousal arrangement is determined by the same rules as those applicable to regular contributions, except that the contribution limit is 100% of your compensation up to $2,250. If you reach age 70 1/2 before your spouse does and you are still employed, you may no longer make contributions to your IRA but you may continue to make spousal contributions to your spouse's account until your spouse reaches age 70 1/2. Your spousal contribution may be divided between your IRAs in any way you decide so long as at least $250 (but not more than $2,000) is contributed to either IRA for a single year. Contributions which exceed the maximum limits are excess contributions subject to penalties described earlier in this booklet.

DISTRIBUTION OF BENEFITS

General
    You may request a distribution from your IRA by completing and returning to SSI a Distribution Request Form acceptable to the Custodian. Distributions must begin no later than the April 1 following the year in which you attain age 70 1/2. (If you and your spouse maintain IRAs under a spousal arrangement, then your age is the relevant age in applying these requirements to distributions from your IRA and your spouse's age is the relevant age for your spouse's IRA.)

    You may elect to receive your distribution in cash or in Fund shares by either one or a combination of the following methods:

-  In a lump sum; or-

- In installment payments payable over a period of time not greater than your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary.-

Minimum Distribution Requirements
    Beginning with the year in which you reach age 70 1/2, you must begin to receive a minimum distribution amount each year. Your initial minimum distribution must be made no later than the April 1 following the year you reach age 70 1/2; thereafter your minimum distribution must be made no later than December 31 of each

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year. Thus, if you defer your first minimum distribution until the year following the year you reach age 70 1/2, you will be required to withdraw a minimum distribution amount for both the prior and current year.

    In general, the minimum distribution amount you are required to withdraw each year is equal to the balance in your SteinRoe IRA (aggregating all Fund accounts maintained under your IRA) on December 31st of the prior year divided by the applicable life expectancy. Your aggregate account balance, however, is increased by any rollover contributions to your SteinRoe IRA received after December 31 that were distributed from another IRA or tax-qualified plan before December 31. If you establish an installment plan, you are responsible for verifying that you have withdrawn the requisite minimum distribution amount each year and making additional withdrawals, if necessary. If you maintain more than one IRA, your minimum distribution amount must be determined separately for each IRA.

    The applicable life expectancy used to determine your minimum distribution amount each year is either your life expectancy or the joint and last survivor life expectancies of you and your designated beneficiary (who is either an individual, or a trust meeting certain requirements) determined in the year you reach age 70 1/2 by using Internal Revenue Service life expectancy tables, reduced by one for each year elapsed since that year unless you elect to recalculate life expectancy. You may recalculate your life expectancy or, if your spouse is your designated beneficiary, your spouse's life expectancy, or the joint and last survivor life expectancies of you and your spouse each year. Your election to recalculate or not recalculate life expectancy becomes irrevocable on the April 1 following the year you reach age 70 1/2. If you elect to recalculate life expectancy, you are responsible for advising the Custodian of the recalculated life expectancy each year. In addition, if you elect to recalculate life expectancy and you (or your spouse, if applicable) die after payments have commenced, the life expectancy of the deceased will be reduced to zero and the maximum period over which the remaining benefits may be paid to your beneficiaries will be correspondingly reduced. If your method of distribution is based on the joint and last survivor life expectancies of you and a non-spouse beneficiary, the method must comply with regulations designed to assure at least 50% of the present value of the amount available for distribution is paid within your life expectancy. These regulations require certain minimum distributions based on a table.

Additional Taxes on Distributions
    If you receive a distribution prior to age 59 1/2, the taxable portion of your distribution generally will be treated as a premature distribution subject to a 10% additional tax. This additional tax does not apply, however, to distributions by reason of your death or permanent disability, or to distributions payable in substantially equal installments over a period no greater than your life expectancy or the joint and last survivor life expectancies of you and your designated beneficiary. If you fail to withdraw the minimum distribution amount for any year after reaching age 70 1/2, you will be subject to a 50% additional tax on the taxable portion of the amount by which the minimum distribution amount exceeds the amount withdrawn. In addition, if the aggregate distributions from all of your IRAs and any tax-qualified retirement plans exceed $150,000 for any year, you may be subject to a 15% additional tax on the excess amount.

    Each of these taxes is nondeductible and is in addition to the ordinary income tax applicable to the taxable portion of a distribution.

Distribution of Death Benefits
    You may designate one or more beneficiaries to receive the benefits in your IRA upon your death by filing a properly executed Beneficiary Form with the Custodian. If you do not designate a beneficiary, your death benefits will be distributed to your surviving spouse if you are married or, if you have no surviving spouse, to your estate. If your beneficiary fails to elect a method of distribution, your death benefits will be distributed in a lump sum.

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    If distributions to you have commenced before your death, and you die on or after April 1 of the year following the year you reach age 70 1/2, your death benefits must be distributed at least as rapidly as under the method by which you were receiving distributions. If you die before April 1 of the year following the year you reach age 70 1/2, regardless of whether or not distributions to you have commenced, your death benefits must be distributed no later than five years after the last day of the year in which you die unless your designated beneficiary (who is either an individual or a trust meeting certain requirements) elects the alternative distribution method described in the next paragraph.

    If he or she qualifies to elect the alternative distribution method, your designated beneficiary may elect to receive your death benefits in installments over a period of as long as his or her life expectancy provided such installments commence no later than the last day of the year following the year in which you die. If your sole beneficiary is your surviving spouse, commencement of such payments may be further delayed until the date on which you would have reached age 70 1/2. Under this alternative method, your designated beneficiary's life expectancy is determined as of his or her birthdate in the year payments commence. In addition, if your designated beneficiary is your surviving spouse, your spouse may elect to treat his or her share of your death benefits as his or her own IRA subject to the distribution requirements applicable to a Participant.

    For more complete information on the distribution of death benefits, please refer to Sections 4.4 and 4.5 of the Plan and the Beneficiary Form.

TAXATION OF DISTRIBUTIONS

    In general, distributions from your IRA are taxed to the recipient as ordinary income in the year of receipt and do not receive the more favorable federal income tax treatment afforded recipients of distributions from certain kinds of tax-qualified retirement plans such as special income averaging. However, recipients are eligible to utilize the general income averaging provisions of the Internal Revenue Code. In some instances, installment payments may reduce the total tax paid by the recipient by extending taxation over a number of years. If, however, the aggregate value of your aggregate interest in all of your IRA's and tax-qualified retirement plans that remains undistributed on your death exceeds the present value of a life annuity with annual payments of a specified amount, your federal estate tax on the excess will be increased by 15%. The specified amount is indexed for inflation. In 1994, it is $150,000.

    If you have made nondeductible contributions to any IRA, a portion of your distribution will be nontaxable. The nontaxable amount is the portion of your distribution that bears the same ratio tothe distribution as (i) your aggregate nondeductible contributions to all of your IRAs bear to (ii) the aggregate balance in all of your IRAs on the last day of the year in which you received your distribution plus the amount of your distribution. For this purpose, the balances in all IRAs that you maintain (including rollovers and SEPs) and all distributions you receive during the year must be aggregated.

    Distributions are subject to withholding of federal income tax at a rate of 10% unless you elect not to have withholding apply.

REPORTING TO THE INTERNAL REVENUE SERVICE

    Each year the Custodian will send you IRS Form 5498 reporting contributions made to your IRA for the prior year. The Custodian also will report to you your prior year distributions on IRS Form 1099-R. Copies of these reports are also filed with the Internal Revenue Service ("IRS")

    If you make a nondeductible contribution to your IRA, you must report it to the IRS on IRS Form 8606 which must be filed with your federal income tax return for the year for which the contribution is made. If you owe additional taxes on excess contributions, premature distributions or for insufficient or excessive distributions, you must file IRS Form 5329 with the IRS. IRS Form 5330 must be filed in connection with a prohibited transaction.

PROHIBITED TRANSACTIONS

    If you engage in a "prohibited transaction" with your IRA, your IRA will lose its tax exemption and you will be treated as having received a distribution of your IRA as of the first day of the year in which you engaged in the prohibited transaction. Therefore, you would be subject to income taxation and, if you are under age 59 1/2, to the additional 10% tax on premature distributions on the balance in your IRA. You may also be subject to the additional 15% tax on excess distributions. Prohibited transactions include such transactions as the selling to, buying from, leasing any property to or from, lending to or borrowing from, furnishing goods or services to or receiving goods or services from, or using the income or assets of your IRA, or allowing certain other "disqualified persons" to do so. However, a transfer of all or a portion of your IRA pursuant to a "qualified domestic relations order" such as a property settlement agreement under a divorce decree is not considered a prohibited transaction.

    Further, your IRA may not be invested in life insurance nor may any part of your IRA be pledged as security for a loan. If you do pledge your IRA, you will be treated as if you received a taxable distribution of the portion of your IRA assets used as security for the loan. This portion of your IRA would be subject to income taxation and, if you are under age 59 1/2, the additional 10% tax on premature distributions. It would also be subject to the additional 15% tax on excess distributions.

THE CUSTODIAN AND THE PLAN SPONSOR

    The Custodian is named in the Application Form and is responsible for the administration of the Plan in accordance with the terms of the Application Form and Plan. The Custodian has engaged SteinRoe Services Inc. ("SSI"), the parent of the Plan Sponsor, Stein Roe & Farnham Incorporated, to perform most of the ministerial functions in connection with the maintenance of SteinRoe Fund accounts established under the Plan. SSI also serves as transfer agent for each of the SteinRoe Funds. Stein Roe & Farnham, as Plan Sponsor, has the authority to amend the Plan on behalf of all participants.

INVESTMENT OF CONTRIBUTIONS

    The Plan provides a wide range of investment alternatives from which you may construct a portfolio to suit your own retirement planning needs. You may invest your IRA in shares of one or any combination of the no-load SteinRoe Funds listed on the Application Form. If you have at least $250,000 in your IRA, you also may invest your IRA in other investments in addition to (or in lieu of) the SteinRoe Funds. However, at least 50% of your IRA must be invested in the SteinRoe Funds and/or be subject to an investment advisory agreement with Stein Roe & Farnham. Stein Roe & Farnham may elect to reduce or waive these minimums.

    The investment minimum required to establish an account with any of the Funds is that which is specified in the Application Form, unless Stein Roe & Farnham waives or reduces this minimum. If your retirement investment objectives change, you may change your portfolio by exchanging shares of one Fund for those of another. This may be done by instructing SSI in writing or, if you elect the Telephone Exchange Privilege on the Application Form and the exchange is for $1,000 or more, by calling SSI. The SteinRoe Funds levy no sales commissions or 12b-1 charges.

    In selecting a SteinRoe Fund for investment, it is important that the investment objective of the Fund selected be consistent with your retirement and investment objectives. Important information concerning the SteinRoe Funds and their investment objectives, policies and restrictions is contained in their prospectuses and financial reports. Growth in value is not guaranteed or projected. All income dividends and capital gain distributions paid on Fund shares are reinvested in accordance with the Fund's prospectus. For more complete information on the Funds, including management fees and expenses, obtain the Funds' prospectuses by calling toll free 1-800-338-2550. Read the prospectuses carefully before you invest or send money.

CHARGES AND FEES

    Custodial Fees - There are no fees charged when you make a contribution. The only fees charged directly to your IRA are Custodial fees, which are described below. These fees are automatically paid by redemption of Fund shares except for the Fund Account Annual Maintenance Fee which may be paid by separate check made payable to SSI. Because SSI performs most of the ministerial functions in maintaining Fund accounts, it receives a substantial portion of these fees. These fees may be changed upon 45 days' written notice to you. The Custodian also reserves the right to waive or reduce any of its charges or fees.

1.  Fund Account Annual Maintenance Fee                  $12.00

    Charged each calendar year for each Fund account maintained for you during any part of such year having a value of less than $5,000, including accounts from which periodic distributions are being made. No annual maintenance fee is charged for a Fund account having a value of $5,000 or more.

2.  Termination Fee                                       $5.00

    Charged for each Fund account liquidated in connection with the termination or transfer of your IRA

3.  Distribution Fee                                      $5.00

    Charged for each distribution from a Fund account;
    provided, however, in the case of installment payments, this fee is charged only at the time the installment plan is established or if there is a change in the amount or frequency of the payments.

4.  Excess Contribution Fee                               $5.00

    Charged for any refund or other correction of an excess contribution from a Fund account.

5.  Other Services

    In the event that the Custodian is required to perform services not ordinarily provided with respect to the Plan, including making participant-directed investments of large Custodial Accounts pursuant to Section 7.3 of the Plan, or you make investments other than in the SteinRoe Funds, the Custodian may charge such additional fees as are appropriate. The Custodian also reserves the right to waive or reduce any of its charges or fees.

    SteinRoe Fund Fees - All of the SteinRoe Funds are pure no-load investments. You pay no sales commissions or 12b-1 charges for purchasing, redeeming or exchanging Fund shares. Each Fund does, however, pay certain operational expenses, including advisory fees. For complete information about Fund expenses and the method of calculating each Fund's net asset value per share, please read the Fund prospectuses.

SIMPLIFIED EMPLOYEE PENSION PLANS

    The Internal Revenue Code permits certain employers to establish Simplified Employee Pension Plans ("SEPs") to which contributions may be made on behalf of all employees meeting certain eligibility requirements. Contributions may be made by either the employer ("non-elective contributions") or at the election of the employee through "pre-tax" salary reduction contributions ("elective deferrals"). However, elective deferrals may be made to a SEP only if you had no more than 25 employees eligible to participate during the prior calendar year and provided at least 50% of eligible employees actually make elective deferrals.

    You may establish a SEP either by designing your own SEP or by executing IRS Form 5305-SEP (non-elective contributions) or IRS Form 5305A-SEP (elective deferrals). Copies of these forms are available directly from the Internal Revenue Service or from the office of the SteinRoe Funds. Before establishing a SEP, however, we suggest you consult with your tax and legal advisers to determine whether it is appropriate for your circumstances.

    In general, except as otherwise specifically stated in the Plan, the provisions of the Plan apply to IRAs to which SEP contributions are made and each participant in the SEP has all the rights described herein with respect to an ordinary IRA including, for example, the right to select the Funds in which contributions shall be invested.

Who May Establish a SEP
    If you do not presently maintain any other qualified plan (except another SEP) and you have never maintained a defined benefit plan, you may establish a SEP by using either IRS Form 5305-SEP or IRS Form 5305A-SEP. Neither of these forms, however, may be used if you are a member of an affiliated service group, or a controlled group of corporations, trades or business (described in Internal Revenue Code sections 414 (m), (b) and (c), respectively) unless all eligible employees of the member employers participate. In addition, you may not use IRS Form 5305A-SEP if you only have "highly compensated" employees (described in Internal Revenue Code section 414(q) ) or you are a state or local government or tax-exempt employer. You also may not use IRS Form 5305-SEP if you have any leased employees (described in Internal Revenue Code section 414(n). You may establish a SEP up until your tax return due date (including extensions) for the year for which contributions are first made.

    If you decide to adopt a SEP, you must cover all employees who have attained a minimum age requirement (which cannot be more than 21 years) and performed services for you for a minimum period (which cannot be more than any part of 3 of the preceding 5 calendar years). Except as described below, for any year in which you make a non-elective employer contribution, contributions must be made for each employee who was eligible for any part of the year, including those who are no longer employed by you as of the SEP contribution date. In the case of elective deferrals, an elective deferral is permitted in a given year only if at least 50% of all eligible employees elect to make them. In addition, the elective deferrals of certain highly compensated employees, as a percentage of each employee's compensation, may not exceed 125% of the average amount deferred as a percentage of compensation by all other eligible employees.

    Under a SEP, each eligible employee must establish an IRA. If an eligible employee does not establish an IRA, you must establish one for him. Otherwise, your other employees may not participate and other adverse tax consequences may result.

Excluded Employees
    A contribution need not be made on behalf of any eligible employee whose compensation is less than a specified amount indexed for inflation for the calendar year. (For 1994, you need not make a contribution on behalf or an individual whose compensation is less than $396.) The following groups of persons may also be excluded:

1. Employees who are members of a collective bargaining unit, represented by a collective bargaining agent, and covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining; and
2. Employees who are non-resident aliens who receive no earned income from the employer which constitutes income from sources in the United States as defined by the Internal Revenue Code.

SEP Contributions
    Each year you may make deductible non-elective contributions of up to the lesser of 15% of an employee's compensation up to $150,000 (for 1994), or $30,000. Your eligible employees may make elective deferrals of up to $9,240 (for 1994), which reduce gross income but are included in the overall $30,000 and 15% limits. All three of these dollar limits are subject to adjustment each year for cost-of-living increases.

    Deductible non-elective contributions in excess of the maximum allowable annual contribution limit are excess contributions and are subject to the regular IRA excess contribution rules. Elective deferrals in excess of the maximum allowable annual deferral limit are excess elective deferrals subject to special rules. For more information on the treatment of excess elective deferrals, please refer to Section 3.5 of the Plan. SEP contributions are in addition to any regular IRA contributions your employees make as individuals. Although you are not required to make non-elective contributions each year nor make them at the same percentage rate each year, for each year in which you make a non-elective contribution, it must be made on behalf of each eligible employee who has met the age and service requirement of your SEP and you are responsible for allocating your contributions among all eligible employees in proportion to their respective compensation. Your non-elective contributions may be made up to 3 1/2 months after the end of the calendar year to which such contribution applies.

Miscellaneous
    As employer, you are responsible for all aspects of the interpretation, operation and administration of your SEP, including the determination of contributions and their allocation.

    If in any year an employee's account does not qualify as an IRA or the SEP contribution is not properly made, contributions to that employee's account may be treated as compensation and any deduction for the contribution (plus any regular IRA contributions the employee makes) may be subject to the regular IRA contribution limitations and the regular IRA excess contribution and premature distribution rules.
                      _____________________

    This Disclosure Statement is not intended as a complete or definitive explanation or interpretation of the laws and regulations applicable to IRAs or the SteinRoe Funds Individual Retirement Account Plan. Establishing an IRA for retirement savings represents a decision which has significant legal, financial and tax implications. If you are considering adopting an IRA, we suggest that you consult with counsel regarding the legal, financial and tax consequences of doing so. Further information also can be obtained from any district office of the Internal Revenue Service.

                         STEINROE FUNDS
               INDIVIDUAL RETIREMENT ACCOUNT PLAN

SECTION 1 - INTRODUCTION

    The Custodian designated in the Application Form, by separate agreement and by facsimile signature of its authorized officer thereon, agrees that an individual retirement account is established under section 408(a) of the Code and the terms of this Plan pursuant to which it agrees to serve as Custodian when it is appointed under a properly executed Application Form sent to the custodian in accordance with the terms of the Application Form and the Plan.

SECTION 2 - DEFINITIONS

As used herein:

2.1 "Beneficiary" means any person designated by a Participant in accordance with Section 4.5 hereof to receive any death benefits which shall be payable under the Plan.

2.2 "Code" means the Internal Revenue Code of 1986, as from time to time amended, any regulations issued thereunder and any subsequent Internal Revenue Code.

2.3 "Compensation" means the total compensation received by a Participant for each Plan Year during which he is a Participant, including wages, salary, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to, salesmen's commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and Earned Income (reduced by the deduction, if any, taken for contributions by a self-employed individual to a tax-qualified retirement plan covering such self-employed individual). Compensation also includes any amount includible in a Participant's gross income under section 71 of the Code with respect to a divorce or separation instrument described in section 71(b)(2)(A). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation.

2.4 "Custodial Account" means the individual retirement account established for the Participant under the Plan.

2.5 "Custodian" means the financial institution named in the Application Form and any successor thereto.

2.6 "Disabled" or "Disability" means the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or be of a long, continued and indefinite duration.

2.7 "Earned Income" means Earned Income of a Participant after deductions under section 404 of the Code but before federal income taxes for each taxable year for which a contribution is made to his Custodial Account by him or on his behalf. Earned Income shall equal his net earnings from self-employment to the extent that such net earnings constitute compensation for personal services actually rendered by him for such year; provided, however, that his personal services must be a material income-producing factor in his profession, trade or business. If a Participant derives income from services as an author or inventor, the term Earned Income includes gain (other than any gain from the sale or exchange of a capital asset) and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of property (other than goodwill) by the Participant if personal efforts created such property.

2.8 "Excess Deferral" means, for any taxable year, the amount of any excess contribution made under a cash or deferral arrangement to an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, a SEP, or a plan described in section 501(c)(18) of the Code.

2.9 "Mutual Fund" or "Mutual Funds" means the Mutual Fund(s) specified in the Application Form in which assets of the Custodial Account may be invested. No Mutual Fund shall be available for investment under the Plan (i) prior to the date the prospectus for such Mutual Fund discloses its availability or (ii) with respect to any Participant who resides in any state in which shares of the Mutual Fund are not available for sale.

2.10 "Nonworking Spouse" means a Participant's spouse who has no Compensation for a taxable year, or who has Compensation of not more than $250 for the taxable year and elects to be treated as having no Compensation for such year.

2.11 "Participant" means the person who executes the Application
     Form effective on the date of execution.

2.12 "Plan" means the Individual Retirement Account Plan as provided in this document and the Application Form (the provisions of which are incorporated herein by reference) and any amendments thereof.

2.13 "Rollover Contribution" means a rollover contribution as described in section 402(a)(5), section 402(a)(6)(F), section 402(a)(7), section 403(a)(4), section 403(b)(8), section
     408(d)(3), or, prior to their repeal, sections 405(d)(3), 409(b)(3)(C) or 409(b)(D) of the Code.

2.14 "SEP Contribution" means a contribution made by the employer of a Participant pursuant to section 408(k) of the Code under a Simplified Employee Pension Plan ("SEP") established by the use of Internal Revenue Service Form 5305-SEP or Internal Revenue Service Form 5305A-SEP.

2.15 "Sponsor" means Stein Roe & Farnham Incorporated ("Stein Roe
     & Farnham"), or such other person qualified to act as sponsor as from time to time designated by Stein Roe & Farnham.

Section 3 - Contributions

3.1 Restriction on Contributions. Except for Rollover Contributions under Section 5.2 hereof, all contributions shall be made in cash. Each contribution must be accompanied by written instructions on a form provided or permitted by the Custodian specifying the Participant's Custodial Account to which they are to be credited and the manner in which they are to be invested. Except for Rollover Contributions and SEP Contributions, no contributions may be made by or on behalf of any Participant for any taxable year beginning in the year the Participant attains age 70 1/2. The Custodian may accept such contributions by or on behalf of the Participant as it may receive from time to time, provided, however, that except in the case of Rollover Contributions, the Custodian shall not accept contributions made by or on behalf of a Participant for any taxable year in excess of the maximum dollar amount specified in Section 3.3 hereof (or such other maximum dollar amount as may from time to time be permitted under the Code).

3.2 Minimum Contribution Amounts. For each taxable year for which a contribution is made, other than a SEP Contribution, not less than $500 shall be contributed by or on behalf of a Participant. Annual contributions may be made in one or more payments provided that payments may not be made more frequently than once each calendar month and the amount of each such payment shall be not less than $50. These minimums may be waived or reduced by Stein Roe & Farnham.

3.3  Maximum Contribution Amounts.

    (a) Regular Contributions. Except as otherwise expressly provided in this Section and Section 5 hereof, the aggregate amount of contributions by or on behalf of a Participant for the taxable year shall be not more than an amount equal to or the lesser of one hundred percent (100%) of the Compensation of the Participant within the taxable year or $2,000.

    (b) SEP Contributions. For any taxable year, the aggregate amount of SEP Contributions made by an employer on behalf of a Participant may not exceed the lesser of $30,000 (or such other amount as may from time to time be permitted under the Code or regulations thereunder) or 15% of the Participant's Compensation paid by the employer determined without regard to such contribution or Compensation in excess of the annual compensation limit set forth by the Omnibus Budget Reconciliation Act of 1993 (OBRA'93). The OBRA'93 annual compensation limit is $150,000, as adjusted by the Internal Revenue Commission for increases in the cost of living in accordance with Section 401(a) - (17)(b) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. SEP Contributions made on behalf of a Participant pursuant to an elective salary reduction arrangement shall not exceed $9,240 for 1994 (or such other amount as may from time to time be permitted under the Code). SEP Contributions may be made in addition to any other contributions made by or on behalf of the Participant as described herein.

    (c) Spousal Contributions. For any taxable year in which a Participant is married (as described in section 143(a) of the Code) to a Nonworking Spouse with whom a joint tax return is filed, the Participant may elect to make contributions on behalf of the Nonworking Spouse to a Custodial Account which the Nonworking Spouse has established by executing an Application Form. Under this arrangement, the aggregate contributions made to the Custodial Accounts of both the Participant and his Nonworking Spouse for any taxable year may not exceed the lesser of $2,250 or 100% of the Participant's Compensation; provided, however, that the contributions to either Custodial Account may not exceed $2,000.

        A Nonworking Spouse who establishes a Custodial Account under this Subsection shall be treated as a Participant under the Plan for all purposes and, for any taxable year in which the Nonworking Spouse has Compensation, the Participant and the Nonworking Spouse may make contributions to their respective Custodial Accounts as provided in Section 3.3(a).

3.4 Contribution Corrections. If, for any taxable year, aggregate contributions of a type specified in Section 3.3 hereof made by or on behalf of a Participant exceed the maximum permissible amount, and provided no deduction is allowed for the excess amount, then no later than April 15 of the following year, the Custodian shall eliminate the excess by
     (a) treating it as a contribution for the following year to the maximum extent allowable an amount equal to the lesser of
     (i) the balance in the Custodial Account of the Participant or (ii) the excess amount (together with an amount equal to the net income earned on the excess amount), and (b) distributing the remainder, if any, to the Participant. If a contribution (a) exceeds the maximum permissible percentage amounts set forth in Section 3.3 hereof, (b) exceeds the amount permitted after application of the special discrimination tests under section 408(k)(6) of the Code or, in the case of a contribution intended to be a Rollover Contribution, exceeds the amount qualifying as such or (c) is an excess contribution within the meaning of Section 4973 of the Code, the Participant must direct the Custodian in writing to either return the excess amount or apply it as a contribution for the following year, and in the absence of such direction, the Custodian shall take no action.

3.5 Treatment of Excess Deferrals. If the Participant directs the Custodian in writing, not later than the first March 1 following the end of the year for which an Excess Deferral was made, to distribute the amount of the Excess Deferral contributed to the Plan and any earnings thereon, then the Custodian shall distribute such amount and any earnings thereon to the Participant no later than the first April 15 following the end of the year for which the Excess Deferral was made. In the absence of such notification and direction, the Custodian shall take no action.

Section 4 - Distributions

4.1 General. The Custodian shall distribute the amount credited to the Custodial Account of a Participant at such times and in such amounts as the Participant shall direct on a form provided or permitted by the Custodian and in a manner consistent with the prospectus(es) of the Mutual Fund(s) in which the Custodial Account is invested. Such distributions to a Participant shall commence no later than April 1 following the close of the calendar year in which he attains age 70 1/2. Distributions of Excess Contributions and Excess Deferrals and returns of nondeductible contributions shall be made in accordance with Sections 3.4, 3.5 and 3.6 hereof, respectively. Except as provided above, if a distribution is made from the Participant's Custodial Account prior to the date the Participant attains age 59 1/2 for reasons other than (i) Disability or death, (ii) as part of a series of substantially equal periodic payments made over the life expectancy of the Participant or the joint and last survivor life expectancies of the Participant and the Participant's Beneficiary, (iii) as a distribution to an alternate payee under a qualified domestic relations order (within the meaning of section 414(p) of the Code), or (iv) as a distribution of the principal amount of an Excess Deferral pursuant to Section 3.5 hereof, then the tax on such distribution shall be increased by an amount equal to 10% of the taxable portion thereof. The Participant may direct an immediate distribution which shall be made or commence on the date (or as near thereto as is practicable) the Custodian receives the Participant's written request in proper form, or a future distribution which shall commence on a date specified in such request which shall be within a reasonable time after the filing of such form. The Participant represents and warrants that all distribution instructions provided to the Custodian shall be in accordance with the terms of the Plan.

     If the Custodian does not receive instructions to effect distribution to a Participant by the first business day of the month preceding the month in which distribution is required to commence, the Custodian shall distribute the benefits in cash or kind, in the sole discretion of the Custodian, in a lump sum.

     If any installment payment to a Participant or Beneficiary is less than a minimum amount that may be established from time to time by Stein Roe & Farnham or the Custodian then, at the option of either of them, one or more payments under such method may be paid less frequently or the value of the Custodial Account may be paid in one sum to the person then entitled to receive such payments, the contingent interest of any Beneficiary notwithstanding.

4.2 Payment on Disability. If a Participant becomes Disabled, the amount credited to the Custodial Account may be distributed, in accordance with the distribution provision of Sections 4.1 and 4.3 hereof, commencing on the date the Custodian receives notification from the Participant of Disability in a form acceptable to the Custodian. Before making any distribution in the case of the Disability of a Participant prior to the date the Participant attains age 59 1/2, the Custodian shall be furnished with proof of such Disability. Proof of Disability shall mean either (1) proof that such Participant's application for disability benefits under the federal Social Security Act has been approved, or (2) submission of a Certificate of Disability form provided or permitted by the Custodian showing the same degree of proof as would be required by such Participant in applying for disability benefits under the federal Social Security Act.

4.3  Method of Distribution.

(a) Distributions to a Participant made for any reason other than the death of the Participant may be paid in cash or in kind in one or a combination of the following ways:

    (i) in a lump sum; or

   (ii) in annual or more frequent installments over a period certain not to exceed the life expectancy of the Participant, or the joint and last survivor life expectancies, determined as provided in Section 4.6 hereof, of the Participant and the Participant's individual Beneficiary. Even if installment payments have commenced pursuant to this option, the Participant may receive a distribution of the balance in his Custodial Account, or any part thereof, upon written request as described in Section 4.1 hereof to the Custodian.

(b) If the Participant elects to receive installment payments then (except as otherwise permitted under regulations for distributions required to commence prior to January 1, 1988), beginning with the year the Participant reaches age 70 1/2, the minimum distribution required for that year shall be at least equal to the lesser of the balance in the Participant's Custodial Account or the quotient obtained by dividing (i) the balance in the Custodial Account as of the close of business on December 31 of the prior year [reduced, in the case of the year ("Second Distribution Year") following the year in which the Participant reached age 70 1/2, by any distribution made during the Second Distribution Year on or prior to April 1 to satisfy the minimum distribution requirement for the year the Participant reached age 70 1/2 by (ii) the life expectancy of the Participant (or, if applicable, the joint and last survivor life expectancies of the Participant and the Participant's Beneficiary, determined as provided in Section 4.6 hereof. Distributions for the year in which a Participant reaches age 70 1/2 will be deemed timely made if made on or prior to April 1 of the succeeding calendar year.

(c) For purposes of determining the minimum amount required to be distributed under Section 4.3 (b) hereof, the balance in the Custodial Account as of December 31 of any year shall be increased by the amount of any Rollover Contribution from another individual retirement account or tax-qualified retirement plan received after December 31 which was distributed from such other individual retirement account or a tax-qualified retirement plan on or prior to December 31.

(d) If the case of a Rollover Contribution or an amount transferred to the Plan pursuant to Section 5 hereof that was distributed (or transferred) from an individual retirement account or tax-qualified retirement plan ("transferor plan") after the April 1 of the year following the year in which the Participant reached age 70 1/2, such assets must be held in a Custodial Account separate from any other Custodial Account from which the Participant is receiving installment payments in accordance with Section 4.3 (b) hereof, which payments are being made over a period longer than the period over which the Participant was receiving installment payments from the transferor plan. Distribution from such separate Custodial Account shall begin no later than the year following the year of the rollover or transfer with payments over a period established under the transferor plan. The designated beneficiary under the transferor plan shall be substituted for the Beneficiary designated hereunder if the distribution period for such separate Custodial Account period is determined based on the joint and last survivor life expectancies of the Participant and designated Beneficiary.

(e) Notwithstanding any other provisions in this Plan, effective for distributions made before the Participant's death, where the distribution period is longer than the Participant's life expectancy and the Participant's spouse is not the Beneficiary, the minimum amount required to be distributed each year, beginning with the year the Participant reaches age 70 1/2, shall be at least the quotient obtained by dividing the balance in the Custodial Account as of the close of business on December 31 of the prior year [reduced, in the case of the year ("Second Distribution Year") following the year in which the Participant reached age 70 1/2, by any distribution made during the Second Distribution Year on or prior to April 1 to satisfy the minimum distribution requirement for the year the Participant reached age 70 1/2] by the lesser of (i) the joint and last survivor life expectancies of the Participant and the Participant's Beneficiary determined as provided in Section 4.6 hereof or
    (ii) the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)-2.

4.4  Distribution on Death of Participant.

(a) If the Participant dies after payment has commenced under
    Section 4.3 hereof, and on or after the April 1 following the year in which the Participant reached age 70 1/2, the balance in his or her Custodial Account shall be distributed to the Participant's Beneficiary, designated in accordance with Section 4.5 hereof, at least as rapidly as under the method of distribution by which payments were being made to the Participant prior to death.

(b) If a Participant dies before the April 1 following the year in which the Participant reaches age 70 1/2, the balance in his or her Custodial Account shall be distributed to the Participant's Beneficiary, designated in accordance with Section 4.5 hereof, as the Beneficiary shall elect:

   (i) in a lump sum no later than December 31 of the year that contains the fifth anniversary of the Participant's death or, if later, if the Participant's sole
       Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2; or

  (ii) in annual or more frequent installment payments over a period certain not to exceed the life expectancy, determined in accordance with Section 4.6 hereof, of the Beneficiary. If the Participant's sole Beneficiary is the Participant's surviving spouse, payments shall commence no later than the later of December 31 of the year following the year in which the Participant died, or December 31 of the calendar year in which the Participant would have attained age 70 1/2. In all other cases, payments shall commence no later than December 31 of the calendar year immediately following the year in which the Participant died.

(c) If a Participant's spouse is named as Beneficiary in accordance with Section 4.5 hereof, then notwithstanding the provisions of Sections 4.4(a) and (b) hereof, the Participant's spouse may elect to treat the interest in the Participant's Custodial Account to which the spouse becomes entitled upon the Participant's death as the spouse's own individual retirement account subject to the distribution provisions of Section 4.3 hereof by execution of a new Application Form establishing the spouse's own Custodial Account not later than the date of filing the Participant's federal estate tax return or, if earlier, the due date (including any extensions) for such return. The determination of whether an election has been made by a Participant's spouse to treat the spouse's portion of death benefits as his or her own individual retirement account will be made in accordance with applicable rulings and regulations.

(d) Before making any distribution in the case of death of a Participant, the Custodian shall be furnished with such certified death certificates, inheritance tax releases, indemnity agreements and other documents as may be required by the Custodian.

(e) If a Participant dies before the total amount in the Custodial Account has been distributed, and the Participant's Beneficiary is other than the Participant's spouse, no additional cash contributions or Rollover Contributions may be accepted by the Custodian.

(f) To the extent prescribed by regulation under the Code, for purposes of this Section 4.4, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse provided the balance in the Participant's Custodial Account when the child reaches the age of majority (or when any other designated event permitted under regulations occurs) will become payable to the surviving spouse.

4.5 Beneficiary Designation. A Participant shall have the right to designate, or to change, the Beneficiary to receive the balance in the Custodial Account at the time of the Participant's death. Such designation may include contingent or successive Beneficiaries. A Beneficiary designated by a Participant shall select the method by which benefits payable to him or her shall be paid. Designations by a Participant and selection of a distribution method by a Beneficiary shall be subject to the provisions of Section 4.4 hereof and shall be made on a form provided or permitted by the Custodian. A designation properly completed by a Participant shall be effective upon receipt by the Custodian no later than 30 days after the death of the Participant. If no properly completed Beneficiary designation is received by the Custodian within 30 days after the Participant's death, the Custodial Account shall be distributed in cash or kind as the Custodian directs in a lump sum to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's estate. A selection of distribution method properly completed by a Beneficiary shall be effective upon receipt by the Custodian no later than the earliest of (i) the date the Custodian receives instructions to distribute the Custodial Account of the deceased Participant, which instructions it determines to be in good order, or (ii) December 1 of the year that contains the fifth anniversary of the Participant's death. If the Custodian fails to receive from a Beneficiary a properly completed designation of distribution method within the time prescribed above, the Participant's Custodial Account shall be distributed in a lump sum to the Beneficiary in cash or kind as the Custodian directs.

    The Custodian shall be responsible for determining the identity of persons who qualify as the Beneficiaries entitled to receive distributions upon the death of a Participant and the identity of the person who qualifies as the executor or administrator of the Participant's estate in accordance with applicable regulations. If any person to whom all or a portion of the Participant's interest is payable is a minor, payment of such minor's interest shall be made on behalf of such minor to the person designated by the Participant in his Beneficiary Designation to receive such minor's interest as a custodian under the Illinois Uniform Transfers Act or similar statute. If the Participant does not designate a custodian to receive the minor's interest on behalf of such minor or if the person designated refuses or is unable to act, the Custodian may in his sole discretion:

(a) distribute the interest to the legal guardian of such minor;
    or

(b) designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Illinois Uniform Transfers Act, as custodian for such minor under the Illinois Uniform Transfers Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Illinois Uniform Transfers Act, or similar statute, shall hold, manage and distribute such property in accordance with the provisions of such statute.

    The Participant shall be responsible for determining the Beneficiary whose life expectancy is to be used in determining the maximum period of time over which the Custodian Account may be distributed under Section 4.3 or 4.4 hereof. The designation of such Beneficiary shall be irrevocable as of April 1 of the year following the year in which the Participant attains age 70 1/2. If a Participant designates more than one individual Beneficiary, the Beneficiary (other than a Beneficiary whose receipt of benefits is contingent on the death of a prior Beneficiary) with the shortest life expectancy shall be the Beneficiary whose life expectancy is used to determine the maximum period over which installment distributions may be made from the Custodial Account. If a Participant has a Beneficiary (other than a trust described in the next sentence) that is not an individual, then distributions from the Custodial Account shall not be made under a method that takes into account the life expectancy of a Beneficiary. If a Participant designates a trust as a Beneficiary, and as of the later of the date on which the trust is named as a beneficiary or April 1 of the year following the year in which the Participants attains age 70 1/2, and as of all subsequent times, the following requirements are met, the individual beneficiary of the trust having the shortest life expectancy shall be the Beneficiary considered in determining the appropriate Beneficiary life expectancy to be used hereunder:

    (a) There are no beneficiaries of the trust (other than beneficiaries whose receipt of benefits is contingent on the death of a prior beneficiary) who are not individuals.

    (b) The trust is a valid trust under state law, or would be but for the fact that there is no corpus.

    (c) The trust is irrevocable.

    (d) The beneficiaries of the trust who are Beneficiaries with respect to the Custodial Account are identifiable from the trust instrument.

    (e) A copy of the trust is provided to the Custodian.

    The Custodian and its officers, employees, attorneys and agents shall be fully discharged from all liability to any and all persons making a claim to the Participant's Custodial Account under the Plan in relying on evidence by affidavit or otherwise as shall be satisfactory to the Custodian in determining any questions of fact relative to payments under the Plan, including the existence or identity of any Beneficiary or trustee designated by the Participant, the administrator or executor of the Participant's estate or any person authorized to act on behalf of any such person. Further, any amount paid to any such person in accordance with the terms of the Plan shall fully discharge the Custodian for the amount so paid.

4.6 Determination of Life Expectancies.

(a) General Rule. For purposes of this Section 4, life expectancy and joint and last survivor life expectancies shall be computed by the Participant (and, if applicable after the Participant's death, by the Beneficiary) by using the life return multiples in Regulation 1.72-9 under the Code. The life expectancy of the Participant and a spouse Beneficiary may be redetermined, but not more frequently than annually. The Participant's election to determine life expectancy will become irrevocable on April 1 of the year following the year in which the Participant reaches age 70 1/2. In the case of distributions pursuant to Section 4.4(b) (ii) hereof, a spousal Beneficiary election to redetermine life expectancy will become irrevocable on the date distributions are required to commence thereunder. If no election concerning redetermination of life expectancy is made by the date such election would be irrevocable, life expectancy will not be redetermined.

(b) Life Expectancy Not Recalculated. If the life expectancy of the Participant and the Beneficiary are not recalculated, then the following provisions apply to determination of life expectancy. If distribution is being made under Section 4.3(b) hereof, the life expectancy of the Participant and the Beneficiary shall be determined as of their respective attained ages as of their respective birthdays in the calendar year in which the Participant attained age 70 1/2, reduced by one for each year that has elapsed since the year the Participant attained age 70 1/2. If distribution is being made under Section 4.4(b)(ii) hereof, the life expectancy of the Beneficiary shall be determined as of the Beneficiary's attained age as of his birthday in the calender year in which distributions are required to commence thereunder, reduced by one for each year that has elapsed since such calendar year.

(c) If the life expectancy of the Participant and/or a spouse Beneficiary is to be recalculated, then the following provisions shall apply to determine life expectancy, and the Participant (or, if applicable, the spouse Beneficiary) shall be solely responsible for advising the Custodian of the redetermined life expectancy annually, no later than 30 days prior to the beginning of each calendar year in which an installment payment is to be made.

    If distribution is being made under Section 4.3(b) hereof, the Participant's life expectancy (or the joint and last survivor life expectancies of the Participant and his spouse Beneficiary) each year beginning with the year in which the Participant reached age 70 1/2, using the Participant's (and, if applicable, the spouse Beneficiary's) attained age as of the Participant's birthday (and, if applicable, the spouse Beneficiary's birthday) in each such year.

    If distribution is being made under Section 4.3(b) hereof and the life expectancy of the Participant but not his Beneficiary is being recalculated, the applicable joint and last survivor life expectancies shall be recalculated by using an adjusted age of the Beneficiary. The adjusted age of the Beneficiary shall be determined by reducing the life expectancy of the Beneficiary (determined as of his attained age on his birthday in the calendar year in which the Participant reached age 70 1/2) by one for each year that has elapsed since the calendar year in which the Participant reached age 70 1/2, and locating the age that corresponds to that life expectancy (rounded to the next highest integer, if not a whole number of years) in Table V of Regulation 1.72-9 under the Code.

    If distribution is being made pursuant to Section 4.4(b)(ii) hereof and the life expectancy of the Participant's spouse Beneficiary is being recalculated, the life expectancy of the spouse Beneficiary will be determined based on her attained age as of her birthday in the calendar year in which distributions are required to commence to her under Section 4.4(b)(ii) hereof.

    Upon the death of the Participant or the Beneficiary, the recalculated life expectancy of the decedent will be reduced to zero in the calendar year of death. The balance in the Custodial Account must be distributed prior to the last day of the calendar year in which the last applicable life expectancy is reduced to zero.

4.7 Distributions in Accordance with Regulations. In all cases, distributions hereunder are not permitted except in accordance with applicable regulations promulgated by the Secretary of the Treasury.

Section 5 - Transfers and Rollover Contributions

5.1 Transfers. Any person may adopt the Plan for the sole purpose of transferring to the Custodian in cash, or with the consent of the Custodian, in kind any part of the assets of an individual retirement account held for the person's benefit by another custodian, trustee or insurance company, provided however, that the Custodian may elect not to accept a transfer unless it is preceded by asset transfer instructions satisfactory to the Custodian. In case of assets transferred to the Plan and held in a separate Custodial Account in the year the Participant reaches age 70 1/2 or in any subsequent year as provided in Section 4.3(d) hereof, the asset transfer instructions must be accompanied by a Distribution Request Form and a Beneficiary Form applicable to the transferred assets computed in accordance with the distribution method in effect under the transferor individual retirement account. Transfers from the Custodian to a successor custodian or trustee shall be made in accordance with Section 6.4 hereof.

5.2 Rollover Contributions to the Plan. Any person may adopt the Plan for the sole purpose of making a Rollover Contribution in cash, or with the consent of the Custodian, in kind in an amount of not less than $500 (unless waived or reduced by Stein Roe & Farnham); provided, however, that the Custodian may elect not to accept a Rollover Contribution unless rollover contribution instructions satisfactory to the Custodian are provided at the time the Rollover Contribution is made or at such later date as the Custodian may permit. A person adopting the Plan for the sole purpose of making a Rollover Contribution shall be treated as a Participant under the Plan for all purposes. If the Rollover Contribution was distributed from the distribution plan after April 1 of the year following the year in which the Participant reaches ages 70 1/2 and the Rollover Contribution is held in a separate Custodial Account as provided in Section 4.3(d) hereof, the Rollover Contribution instructions must be accompanied by a Distribution Request Form and a Beneficiary Form applicable to the amount rolled over computed in accordance with the distribution method in effect under the distribution plan.

5.3 Rollover Contributions from the Plan. On, or as soon as reasonably possible after, the date the Custodian receives from a Participant a Distribution Request Form provided or permitted by the Custodian, or at a future date specified in the Form which shall be within a reasonable time after the date the Custodian receives it, stating that the Participant wishes to make a Rollover Contribution from the Plan, the Custodian shall distribute such amount from the Participant's Custodial Account as the Participant shall direct in a manner consistent with the prospectus(es) of the Mutual Fund(s) in which the Custodial Account is invested. The Custodian may make such distribution to the Participant without inquiry as to whether the statements made by the Participant in the Distribution Request Form are correct, and in no event shall the Custodian or any officers, employees, attorneys or agents of the Custodian be liable for any costs, expenses, or income or excise taxes which might arise by virtue of the Custodian's making such distribution. The Participant represents and warrants that all directions contained within the Distribution Request Form shall be and are in accordance with the terms of the Plan.

Section 6 - Administration

6.1 General. Except as provided herein, the Plan shall be administered by the Participant, who shall have sole responsibility for the operation of the Plan in accordance with its terms and shall determine all questions arising out of the administration, interpretation, and application of the Plan (which determination shall be conclusive and binding on all persons). The Participant also shall have sole authority on behalf of any and all persons having or claiming any interest in the Participant's Custodial Account. The Participant shall have the sole authority and responsibility to determine the amount of the contributions (except for SEP Contributions which shall be the responsibility of both the Participant and the Participant's employer) and distributions to be made under the Plan and neither the Custodian nor any other person shall be responsible therefor, or for any consequences to the Participant resulting from making of contributions which are in excess of those permitted or the failure to make distributions required, under the Plan or Code. In no event shall the Custodian, or any of its officers, employees, attorneys or agents be liable for any such costs, expenses, income taxes or excise taxes which might accrue by virtue of a failure to comply with the requirements of the Plan or the Code.

    The Participant intends that the Custodial Account under the Plan shall qualify and be tax-exempt under section 408 of the Code, but if it should ever not so qualify, all assets held in the Custodial Account shall be distributed to the Participant in accordance with the termination provisions of
    Section 8 hereof. Until advised to the contrary, the Custodian may assume the Custodial Account is so qualified and tax-exempt.

6.2 Establishment of Custodial Account. The Custodian shall establish and maintain a Custodial Account for the Participant whose interest therein shall immediately become, and at all times shall remain, nonforfeitable.

    The Participant shall promptly notify the Custodian in writing of any changes in the Participant's name or address. The Participant warrants that at no time shall any part of the assets of the Custodial Account, after deducting any expenses properly chargeable to the Custodial Account, be used for or diverted to purposes other than for the exclusive benefit of the Participant and his or her Beneficiaries.

6.3 Reports of Custodian. The Custodian shall keep accurate and detailed records of all receipts, disbursements and other transactions relating to the Custodial Account. As soon as practicable after the close of each taxable year (or after the Custodian's resignation or removal pursuant to Section
    6.4 hereof) and whenever required by the Code, the Custodian shall deliver to the Participant a written report reflecting receipts, disbursements and other transactions effected in the Custodial Account during such period and fair market value of the assets and liabilities of the Custodial Account as of the close of such period.

    The Custodian shall keep such records, make such identifications and file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Code or forms adopted by the Treasury Department thereunder. Further, the Participant and the Custodian shall furnish to each other such information relevant to the Plan and Custodial Account as may be required by the Code or such forms.

    Unless the Participant sends the Custodian written objection to a report within 60 days of delivery, the Participant shall be deemed to have approved such report and the Custodian and its officers, employees, attorneys and agents shall be forever released and discharged from all liability and accountability to anyone with respect to their acts, transactions, duties and obligations or responsibilities as shown on, or reflected by, such report. Nothing in the Plan shall prevent the Custodian from having its accounts judicially settled by a court of competent jurisdiction.

6.4 Registration or Removal of Custodian. The Custodian may resign at any time upon 30 days' notice in writing to the Participant and to Stein Roe & Farnham and may be removed by the Participant (or Stein Roe & Farnham as agent for the Participant) at any time upon notice in writing to the Custodian. Upon such resignation or removal, the Participant (or Stein Roe & Farnham as agent for the Participant) shall appoint a successor custodian, which successor shall be a "bank" as defined in section 401(d) of the Code or such other person who demonstrates to the satisfaction of the Secretary of the Treasury or his delegate that the manner in which such other person will administer the Custodial Account will be consistent with the requirements of section 408 of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. However, the Custodian shall, if the transfer occurs in the year the Participant reaches age 70 1/2 or any subsequent year, distribute to the Participant any amount required to satisfy the minimum distribution requirements for the year of transfer, as provided in Section 4. Further, the Custodian is authorized to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of such items to be paid over to the successor custodian. The successor custodian shall hold the assets paid over to it under terms similar to those of the Agreement that qualify the Custodial Account under section 408(h) of the Code.

    If, within 30 days after the Custodian's resignation or removal the Participant (or Stein Roe & Farnham as agent for the Participant) has not appointed a successor custodian which has accepted the appointment, the Custodian shall, unless it elects to terminate the Custodial Account pursuant to Section 6.5, appoint such successor itself. The Custodian shall not be liable for the acts or omissions of any successor custodian whether or not the Custodian makes such appointment itself.

6.5 Termination of Account. The Custodian may elect to terminate the Custodial Account if, within 30 days after its resignation or removal pursuant to Section 6.4, the Participant (or Stein Roe & Farnham as agent for the Participant) has not appointed a successor custodian which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof to the Participant pursuant to the written direction of the Participant (who represents and warrants that such directions shall be in accordance with the provisions of the Plan) or, if the Participant fails or is unable to give such directions, such distribution shall be effected in such manner as is determined by the Custodian, in each instance in accordance with and subject to the provisions and limitations of the Plan. Upon the completion of such distribution, the Custodian shall be relieved from all further liability with respect to all amounts so paid.

6.6 Other Matters Concerning the Custodian. To the extent permitted by federal law, the Custodian shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to Section 4 hereof, or any other action taken at the Participant's direction. The Custodian shall also not have any duty or responsibility to determine whether information furnished to it by the Participant is correct or whether amounts contributed to the Custodial Account are tax-deductible or whether amounts distributed from the Custodial Account are subject to income or excise tax or any other tax whatsoever. To the extent permitted by federal law, nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any powers, duties or responsibilities on the Custodian other than those set forth herein. The Custodian and its officers, employees, attorneys and agents shall be indemnified and saved harmless by the Participant (and the legal representatives, heirs, successors or agents) and from the Custodial Account from and against any and all personal liability arising from actions taken at the Participant's direction, and from any and all other liability whatsoever which may arise in connection with the administration of the Plan, except the obligation of the Custodian to perform in accordance with the provisions of the Plan and with respect to the Custodial Account unless the Participant shall furnish the Custodian with instruction in proper form and such instruction shall have been specifically agreed to by the Custodian. The Custodian shall be under no duty to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian shall be protected in acting upon any order or direction from a Participant (including any order or direction permitted by and in accordance with and subject to the terms and conditions of the Telephone Exchange Privilege, if applicable) or any other notice, request, consent, certificate, or other instrument on paper believed by it to be genuine and to have been properly executed (including Beneficiary Designations received from a Participant) and, so long as it acts in good faith, in taking or omitting to take any other action.

    The Custodian is authorized to allocate fiduciary responsibilities and duties between or among itself and any other fiduciary or fiduciaries, if any, and to delegate any of its ministerial, clerical or administrative functions to or among such persons as it shall deem appropriate; provided however, that in no event shall the Custodian either allocate or delegate its responsibilities and duties for the management of assets held in the Custodial Account except for Participant-directed investments of large Custodial Accounts under Section 7.3 hereof.

    The Custodian may allocate or delegate any of its responsibilities and duties hereunder by following a procedure pursuant to which it shall (1) allocate or delegate its responsibilities and duties in a written agreement between it and each person to whom such responsibilities and duties are allocated or delegated (which agreement shall describe the nature and the extent of such allocation or delegation), and (2) specify in writing to the Participant the name of the person or persons to whom such responsibilities and duties are allocated or delegated, the nature and extent of the responsibilities and duties which are allocated or delegated and the terms and conditions of such allocation or delegation, including compensation therefor (if any). The Custodian shall not be liable for any act or omission of the person or persons to whom such responsibilities and duties are allocated or delegated.

Section 7 - Investment of Plan Assets

7.1 General. Except as otherwise permitted under Section 7.3 hereof, contributions by or on behalf of a Participant shall be invested by the Custodian solely in the Mutual Funds the Participant or the Beneficiary (or the duly authorized agent of either of them) shall elect on a form provided or permitted by the Custodian. At such times as the Participant or the Beneficiary (or the duly authorized agent of either of them) shall deem appropriate, changes of investment may be made by written instruction to the Custodian on such form as is provided or permitted by the Custodian. If the Telephone Exchange Privilege has been elected on the Application Form, such changes may be made by telephone or such other means of communication permitted by, and in accordance with, the terms and conditions of the Telephone Exchange Privilege. No change shall be effective until received by the Custodian and, once effective, shall remain in effect until properly changed. If a Participant or a Beneficiary (or duly authorized agent of either of them) fails to properly direct the investment of the Custodial Account, such Participant's Custodial Account shall be invested in shares of the Mutual Fund specified in the Application Form for such circumstances. Instructions concerning the investment of the assets held in a Custodial Account shall be executed by the Custodian on, or as soon as reasonably practicable after, the date the Custodian receives instructions in proper form.

    The Participant warrants that no investment made pursuant to his or her direction under this Section shall cause the Custodial Account to lose its exemption as provided in section 408(e)(2) of the Code.

    The assets of a Custodial Account shall not be commingled with other property except in a common trust fund or a common investment fund and shall not be invested in life insurance contracts or in "collectibles" as defined in section 408(m) of the Code.

7.2 Mutual Fund Investments. Plan assets invested in shares of the Mutual Fund(s) shall be made in accordance with, and shall be subject to, the provisions of the prospectus(es) of such Mutual Funds(s) and such shares shall be registered in the name of the Custodian or its nominee until distributed. The Participant for whom such shares are acquired shall be beneficial owner of such shares.

    Except as otherwise provided, herein, all income dividends and capital gain distributions paid on Mutual Fund shares held in a Custodial Account shall be reinvested in accordance with the Mutual Funds' prospectuses. If any distribution may be received in shares, cash or other property at the election of the shareholder, the Custodian shall elect to make such distribution in shares in accordance with the Mutual Funds' prospectuses. A Participant may elect to receive income dividends and capital gain distributions in cash as part of a distribution from the Custodial Account.

    The Mutual Funds in which the assets held in the Custodial Account are invested shall furnish to the Custodian, and the Custodian shall promptly deliver to the Participant, confirmation of all investments, changes of investment and investments of distributions paid with respect to Mutual Fund shares held in the Participant's Custodial Account and all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to such shares. To the extent required, the Custodian or its nominee shall sign such proxies as record owner of such shares, but shall not otherwise vote them except in accordance with the written instructions of the Participant. Delivery by the Custodian of any of these items to the Participant shall be deemed to be on the date such items are mailed by the Custodian to the Participant at the Participant's last address of record (or to such other address as the Participant shall direct); provided, however, that anything herein to the contrary notwithstanding, such delivery by the Custodian shall be in compliance with the minimum requirements of applicable securities laws.

7.3 Investment of Large Custodial Accounts.

(a) Notwithstanding the provisions of the Plan to the contrary, a Participant who has a Custodial Account with a balance of not less than $250,000 (unless waived or reduced by Stein Roe & Farnham) may, if so elected a form acceptable to the Custodian, direct the Custodian in writing to invest such Custodial Account and income therefrom in such stocks, bonds, notes, shares of other mutual funds registered under the Investment Company Act of 1940, as amended, or other property, real or personal, as the Participant deems appropriate. However, if the value of the Custodial Account shall at any time be less than $100,000 (unless waived or reduced by Stein Roe & Farnham), the investment of the Custodial Account shall be limited to the Mutual Funds. Further, any amount invested pursuant to this Section in an investment, other than securities traded on a national stock exchange or in the over-the-counter market, shall be subject to the prior written agreement of the Custodian, and not less than 50% (unless waived or reduced by Stein Roe & Farnham) of the Participant's Custodial Account shall be invested in the Mutual Funds and/or be subject to an Investment Advisory Agreement between the Participant and Stein Roe & Farnham.

(b) The Custodian may charge the Custodial Account of the Participant who elects to invest the Custodial Account pursuant to this Section such fees in addition to the fees set forth in the Application Form as the Custodian and the Participant may from time to time agree in writing.

(c) Subject to the direction of the Participant, the Custodian shall have the following powers with respect to a Custodial
    Account invested pursuant to this Section:

    (i) to invest all or any portion of the Custodial
        Account in investment contracts issued by an insurance company, including, but not limited to, guaranteed income contracts, immediate participation guarantee contracts, group annuity contracts and deposit administration contracts, and to excise all rights under such contracts in the manner directed by the Participant; provided that, notwithstanding the foregoing, no such investment shall be made in life insurance contracts or in any other investment which would cause the Participant's Custodial Account to lose its exemption as provided in section 408(e)(2) of the Code;

   (ii) to keep, in its sole discretion, such portion of the Custodial Account in cash balances (regardless of whether interest is paid on such balances) with a bank or trust company (including the Custodian) as the Custodian may from time to time deem to be in the best interest of the Participant, and the Custodian shall not be liable for any loss of interest on cash so held; provided, however, that any cash balances held by the Custodian shall bear a reasonable rate of interest;

  (iii) to sell, exchange, convey, transfer or otherwise dispose of any property held by it by private sale or contract or by public auction, and no person dealing with the Custodian shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

   (iv) to vote (or refrain from voting), either in person or by general or limited proxy, any securities; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in reorganizations or other changes affecting corporate securities and delegate discretionary power and to pay any assessments or charges in connection therewith; and to generally exercise any powers of any owner with respect to stocks, bonds, securities or other property (other than shares of Mutual Funds) held in the account;

    (v) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

   (vi) to register any investments made pursuant to this
        Section in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Custodian shall at all times show that all such investments are part of the Participant's Custodial Account;

  (vii) to employ, and pay compensation to, suitable agents, custodians, counsel and accountants as the Custodian deems necessary or desirable to manage or protect the Custodial Account, and if the Custodian shall employ counsel, the Custodian shall be fully protected in acting on the advice of such counsel; and

 (viii) to do all acts, whether or not expressly authorized, which the Custodian may deem necessary or proper for the protection of the property held hereunder.

Section 8 - Amendment and Termination

    The Participant may amend the Application Form or terminate the Custodial Account and Stein Roe & Farnham may, as agent for the Participant, amend the Plan (including retroactive amendment of the Plan), by delivering to the Custodian a signed copy of such amendment or a notice of termination; provided that the Custodian's duties may not be increased without its written consent. By mutual agreement, Stein Roe & Farnham and the Custodian may change the Custodial Fees set forth in the Application Form upon 45 days' written notice to the Participant.

    In the event that the Participant amends the Plan, other than by amending the Application Form, the Participant's Plan shall no longer be considered as approved by the Internal Revenue Service as adoption of this prototype IRA Plan.

    No amendment or termination shall be effective if it would cause or permit any part of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Participant (and the Participant's Beneficiaries) and no retroactive amendment shall be effective if it deprives any Participant of any benefit to which the Participant was entitled under the Plan by reason of contributions made before the amendment, unless such amendment is necessary to conform the Plan to, or satisfy the requirements of, the Code.

Section 9 - Miscellaneous

9.1 Status of Participants. Neither the Participant nor any other person shall have any legal or equitable right against the Custodian or Stein Roe & Farnham, except as provided herein.

9.2 Loss of Exemption of Custodial Account. If the Custodian receives notice that the Participant's Custodial Account has lost its tax-exempt status under section 408(e)(2) of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Participant the entire balance in the Custodial Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

9.3 Payment of Taxes, Expenses and Custodial Fees. The Custodian shall pay out of the Custodial Account any income, gift, estate or inheritance taxes or other tax of any kind whatsoever that may be levied upon or assessed against or in respect of the Custodial Account (other than transfer taxes), and any expenses of investment management or investment advisory services rendered to the Custodial Account, and at its option, collect any amounts so charged from the amount of any contribution or distribution to be credited to the Custodial Account or by sale or liquidation of the assets credited to such account. If the assets of the Custodial Account are insufficient to satisfy such charges, the Participant shall pay any deficit therein to the Custodian.

    Any transfer taxes incurred by the Custodian in connection with the investment and reinvestment or transfer of the assets of the Custodial Account and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal service rendered to the Custodian and such compensation to the Custodian as may be established from time to time by the Custodian, shall be collected by the Custodian from the amount of any contribution credited to or distribution to be made from the Custodial Account or by sale or liquidation of the assets credited thereto.

    Until otherwise changed in accordance with the terms of
    Section 8 hereof, the Custodian shall receive fees for its services with respect to a Participant's Custodial Account as set forth in the Application Form and shall receive such additional fees as my be agreed upon by it and the Participant from time to time for its services in connection with investments made pursuant to Section 7.3 hereof.

    Payment of any taxes, expenses or Custodial fees described in this Section may also be paid directly by, or on behalf of, the Participant subject to agreement by the Custodian.

9.4 Gender and Number. Except where the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural. In section 3.3(c) and 4.4 hereof, feminine terms shall be deemed to include the masculine.

9.5 Other Conditions. A Participant, by participating in the Plan, expressly agrees that he shall look solely to the assets of the Custodial Account for the payment of any benefits to which he or she is entitled under the Plan. The benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to do so shall not be recognized, except by the Custodian for the taxes, expenses and Custodial fees described in Section 9.3 hereof and except to such extent as may be required by law. The Plan and any forms provide by the Custodian, including the Beneficiary Designation filed pursuant to Section 4.5 and all property rights of the Participant under the Plan, shall be construed, administered, and enforced according to the laws of the State of Illinois, other than its laws with respect to choice of laws, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

                       _________________________

                                              RECEIVED MAR 22 1990

Internal Revenue Service              Department of the Treasury
                                      Washington, DC  20224

Plan Name: IRA Custodial Account
FFN: 50153960000-001  Case: 8970313  EIN: 36-3447638

Letter Serial No. D100035c            Person to Contact: Mr. Westry

Stein Roe & Farnham Inc               Telephone Number (202) 535-4972
One South Wacker Street               Refer Reply to E:EP:Q:4
Chicago, IL  60606                    Date   03/21/90

Dear Applicant:

In our opinion, the amendment to the form of the prototype trust, custodial account or annuity contract identified above does not adversely affect its acceptability under section 408 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986.

Each individual who adopts this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408, provided they follow the terms of the program and do not engage in certain transactions specified in Code section 408(e). Please provide a copy of this letter to each person affected.

The Internal Revenue Service has not evaluated the merits of this savings program and does not guarantee contributions or investments made under the savings program. Furthermore, this letter does not express any opinion as to the applicability of the Code section 4975, regarding prohibited transactions.

Code section 408(i) and related regulations require that the trustee, custodian or issuer of a contract provide a disclosure statement to each participant in this program as specified in the regulations Publication 590, Tax Information on Individual Retirement Arrangements, gives information about the items to be disclosed.

The trustee, custodian or issuer of a contract is also required to provide each adopting individual with annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

                                   Sincerely yours,

                                   JOHN SWIECA
                                   Chief, Employee Plans
                                   Qualifications Branch

Stein Roe & Farnham
Mutual Funds

SteinRoe Mutual Funds

SteinRoe Mutual Fund Center
300 West Adams Street
Chicago, IL 60606

Or Call
Toll Free 1-800-338-2550

Liberty Securities Corporation, Distributor

08623 2/94. Printed on recycled paper.

                     STEIN ROE & FARNHAM FUNDS
               INDIVIDUAL RETIREMENT ACCOUNT PLAN
           SUPPLEMENT TO BOOKLET DATED FEBRUARY, 1994

Effective July 17, 1995, the Stein Roe & Farnham Funds Individual
Retirement Account Disclosure Statement and Plan are amended as follows:

                      DISCLOSURE STATEMENT

1. TAXATION OF DISTRIBUTIONS (PAGE 8). The 1995 aggregate dollar limit in the last sentence of the first paragraph remains unchanged at $150,000.

2. INVESTMENT OF CONTRIBUTIONS (PAGE 10). The fourth sentence of the third paragraph of this section is restated as follows:

     "All income dividends and capital gain distributions paid on Fund shares are invested in accordance with the Fund's prospectus."

3. CHARGES AND FEES--CUSTODIAL FEES (PAGE 10). Custodial fees are no longer charged for your Stein Roe & Farnham Funds IRA unless you require special services. Accordingly, the subsection on Custodial Fees is restated as follows:

      "Custodial Fees--Currently, there are no Custodial fees charged for your IRA assets invested in the SteinRoe Funds. In the event that the Custodian is required to perform services not ordinarily provided with respect to the Plan, including making participant-directed investments of large Custodial Accounts pursuant to Section 7.3 of the Plan, or you make investments other than in the SteinRoe Funds, the Custodian may charge such fees as are appropriate. The Custodian reserves the right to charge additional fees for assets invested in the SteinRoe Funds upon 45 days' written notice to you, and to waive or reduce any of its charges or fees as to any single IRA or group of IRAs."

4.  SIMPLIFIED EMPLOYEE PENSION PLANS--EXCLUDED EMPLOYEES (PAGE
    12). The annual compensation level below which an employee may be excluded from SEP-IRA contribution eligibility is increased and the second sentence of the first paragraph of this subsection is revised as follows:

       "(For 1995, you need not make a contribution on behalf of an individual whose compensation is less than $400.)"

5.  SIMPLIFIED EMPLOYEE PENSION PLANS--SEP CONTRIBUTIONS (PAGE
    12). The 1995 aggregate dollar limit for contributions remains unchanged at 15% of an employee's compensation up to $150,000 for non-elective contributions and $9,240 for elective contributions.

               INDIVIDUAL RETIREMENT ACCOUNT PLAN

1. SECTION 3--CONTRIBUTIONS, SUBSECTION 3.3(B) (PAGE 15). The annual dollar limit for 1995 contributions remains unchanged at $9,240.

2. SUBSECTION 4.1--GENERAL (PAGE 16). The distribution method used by the Custodian to pay required distributions when no instructions are furnished by a Participant has been changed and the second paragraph restated as follows:

      "If the Custodian does not receive instructions to effect distribution to a Participant by the first business day of the month preceding the month in which distribution is required to commence, the Custodian shall distribute the benefits in cash or kind, in the sole discretion of the Custodian, in the amount of the minimum distribution required as provided under Section 4.3(b) using the life expectancy of the Participant by using the birthdate indicated on the Custodian's records; provided, however, if the Participant's birthdate is unknown to the Custodian, the amount distributed shall be a lump sum."

3. SUBSECTION 4.4(B)(II) (PAGE 18). The following sentence is added at the end of this subsection to clarify that a Beneficiary may accelerate the distribution of death benefits:

      "Even if installment payments have commenced pursuant to this option, the Beneficiary may receive a distribution of the balance in his Custodial Account, or any part thereof, upon written request as described in Section 4.1 hereof to the Custodian."

4. SUBSECTION 4.5--BENEFICIARY DESIGNATION (PAGE 19). The distribution method used by the Custodian to pay death benefits when no instructions are furnished by a Beneficiary has been changed, and the following sentence replaces the last sentence of the first full paragraph of this subsection:

      "If the Custodian fails to receive from a Beneficiary a properly completed designation of distributions method within the time prescribed above, the Participant's Custodial Account shall be distributed over the course of five (5) years in substantially equal installments commencing no later than December 31 of the year of the Participant's death."

5. SUBSECTION 7.2--MUTUAL FUND INVESTMENTS (PAGE 25). Participants may now elect to have dividend distributions invested in either the SteinRoe Fund paying the dividend or another SteinRoe Fund offered under the Stein Roe & Farnham Funds IRA. Accordingly, the second paragraph is amended and restated as follows:

      "Except as otherwise provided herein, all income dividends and capital gain distributions paid on Mutual Fund shares held in a Custodial Account shall be invested in accordance with the Mutual Funds' prospectuses unless the Participant instructs the Custodian to invest the income dividends and capital gains distributions in another Mutual Fund within the Participant's IRA. If any distribution may be received in shares, cash or other property at the election of the shareholder, the Custodian shall elect to make such distribution in shares in accordance with the Mutual Funds' prospectuses. If over age 59 1/2, a Participant may elect to receive income dividends and capital gain distributions in cash as part of a distribution from the Custodial Account."

6. SUBSECTION 7.3(B) (PAGE 26). Because Custodial fees are currently charged only for special services, this subsection is restated as follows:

      "The Custodian may charge the Custodial Account of the Participant who elects to invest the Custodial account pursuant to this Section such fees as the Custodian and the Participant may from time to time agree in writing."

                     ____________________

IRA
APPLICATION

Prototype Plan No. D100035C dated March 21, 1990

Use this application to establish an Individual Retirement Account in a SteinRoe Mutual Fund or as a part of a SteinRoe Counselor
[SERVICE MARK] or SteinRoe Counselor Preferred [SERVICE MARK] portfolio.

1  PARTICIPANT
Please complete a separate form for each type of IRA you wish to establish.

_________________________________________________________
 First Name         Middle Initial        Last Name
_________________________________________________________
 Street Address
_________________________________________________________
 City                           State        Zip Code
_________________________________________________________
 Daytime Telephone                  Evening Telephone
_________________________________________________________
 Social Security Number                  Date of Birth

2  STEINROE COUNSELOR [SERVICE MARK] AND STEINROE
COUNSELOR PREFERRED [SERVICE MARK] PORTFOLIOS ONLY

If you are enrolled in one of these programs and want your IRA invested as part of your Portfolio, check the appropriate box. If you require assistance from your account executive please call 1
800 322-8222.

A.  SteinRoe Counselor [SERVICE MARK]
Please check one of the following:
  ____ 1. Please include my IRA in my Portfolio according to my most recent Portfolio recommendation.
  ____ 2. I would like you to invest my IRA assets differently than my Portfolio recommendation as indicated in Section 4.

B.  SteinRoe Counselor Preferred [SERVICE MARK]
  ____ 1. Please include my IRA in my Portfolio according to my most recent Portfolio recommendation.

3  CONTRIBUTION TYPE
Please select your contribution type. The initial investment minimum is $500 per fund account, except for a SEP-IRA. Please refer to the Plan booklet for an explanation of each contribution type. Enclose a check payable to SteinRoe Services Inc. for at least $500, unless you are making an IRA transfer.

  A.  Contribution
      Contribution is for current year unless you specify different year: 19_
  B.  SEP
  C.  Asset Transfer
      Complete Asset Transfer Form on back page
  D.  Rollover
      I have enclosed a check payable to SteinRoe
      Services Inc. in the amount of $_____
      This represents a rollover from:
  IRA
  SEP
  Spousal IRA
  403(b) Plan
  Transfer Incident to Divorce from IRA/
          Tax-qualified Plan
  Spousal Death Benefit
          Distribution from Tax-qualified Plan
  Direct Rollover
  Other
Date qualifying distribution was made*:  ____
Check this box if you would like to establish a Conduit/Segregated IRA Rollover account.
*This may not be more than 60 days prior to date SteinRoe
Services Inc. receives your Rollover Contribution.

SteinRoe account representatives are available
Monday thru Friday from 7 a.m. to 8 p.m. and Saturday and Sunday from 8 a.m. to 5 p.m.
(Central Time)
If you have any questions, please call us toll free at 1 800 338-2550
Please return this completed form to:
     SteinRoe Services Inc.
     SteinRoe Mutual Funds
     P.O. Box 804058
     Chicago, IL  60680-4058

4  INVESTMENT OF CONTRIBUTIONS
Please select your investments. If you do not choose a Fund, all of your contributions will be invested in SteinRoe Government
Reserves, a money market fund.

                             SteinRoe      SteinRoe
SteinRoe Fund                 IRA      Counselor [SERVICE MARK]
Government Reserves           $______       ______
Cash Reserves                  ______       ______
Limited Maturity Income Fund   ______       ______
Government Income Fund         ______       ______
Intermediate Bond Fund         ______       ______
Income Fund                    ______       ______
Total Return Fund              ______       ______
Prime Equities                 ______       ______
Special Fund                   ______       ______
Growth Stock Fund              ______       ______
Young Investor Fund            ______       ______
International Fund             ______       ______
Special Venture Fund           ______       ______
Capital Opportunities Fund     ______       ______
Total Contributions           $______       ______

5  AUTOMATIC INVESTMENT PLAN
This option allows you to make current year contributions to your IRA directly from your bank checking or savings account by electronic transfer. Please be sure the amount you specify does not exceed your maximum permissible annual contribution amount. Please allow three weeks to establish your Automatic Investment Plan.

_________________________________________________________
  Fund Name        Account Number               Amount
                  (leave blank if new)       ($50 minimum)
_________________________________________________________
  Fund Name        Account Number               Amount
                  (leave blank if new)       ($50 minimum)

I authorize SteinRoe Mutual Funds to draw on my bank account to purchase shares for the account(s) listed above (check one period only):

  Monthly    Every 6 months    Quarterly    Annually

These purchases should be made on or about the:
  5th  or    20th day of the month
Please begin:   Immediately or

IRA contributions made through the Automatic Investment Plan will be credited as a contribution for the year in which the shares are purchased. You are solely responsible for adhering to applicable contribution limitations.

Bank Information
   Name of Bank
   Street Address of Bank
   City State Zip Code
   Name(s) on Checking Account
   Checking Account Number______ ACH Routing Number
(Attach a voided check to this form and verify the above information with your bank.)

6  AUTOMATIC EXCHANGE PLAN
With this option you can authorize SteinRoe to regularly exchange shares from one SteinRoe Fund to another with the same account registration. A $500 minimum applies to each new account (the minimum for Limited Maturity
Income Fund is $5,000).
_________________________________________________________
Redeem Shares from (Fund Name)      Account Number
                               (or "new" if a new account)
_________________________________________________________
Amount ($50 minimum)
_________________________________________________________
Purchase Shares in (Fund Name)         Account Number
                                 (or "new" if a new account)

Check one period below and fill in dates between the 1st and 28th of the month:
  Twice monthly on the ___ and ___ beginning _______________
                                             specify month
  Monthly on the _____ beginning _________________
                                  specify month
  Quarterly on the ________  of ___________________
                                 list four months
  Twice yearly on the ______ of ___________________
                                list two months
  Annually on the _________ of ___________________
                                list one month

7  TELEPHONE EXCHANGE
Unless you check the box below, you automatically have the privilege to exchange shares between your IRA accounts.

_____ I do NOT want the telephone exchange privilege.
Anyone who is supplied with the proper account information can make telephone exchanges on your behalf. You may make up to four round trip telephone exchanges every 12 months. A round trip is the exchange from one Fund to another, and back again. SteinRoe reserves the right to discontinue or modify the exchange privilege, and certain restrictions apply.

8  DIVIDEND DISTRIBUTION OPTION
Dividends and capital gains will automatically be reinvested into your IRA fund account. If you would like to have your income dividends and capital gains distributions invested in a different
SteinRoe Mutual Fund within your IRA, please complete this section.

Note: The Fund into which you direct your dividends or capital gains must be registered exactly the same as your current account registration.

Reinvest my  ___ dividends ___ capital gains ___ both into:
Fund name: ____________________________
Account number:________________________

9 CUSTODIAL ACCOUNTS OF $250,000 OR MORE
If you are establishing an IRA by transfer or rollover of an amount of at least $250,000, you may select investments other than the Funds in accordance with the terms of the Plan by checking the following box and attaching a separate letter of investment instructions.

10  SIGNATURE
Sign exactly as your name is printed in Section 1.

I hereby adopt the SteinRoe Funds Individual Retirement Account Plan and appoint First Bank, N.A.to serve as Custodian as provided therein. I have read the Plan documents, including the General Provisions on the reverse side of this form, and agree to be bound by their terms. I have received the current prospectus(es) of the Fund(s) in which my initial contribution is to be invested and agree to be bound by their terms.

(Signature continued)
Unless I have declined the Telephone Exchange Privilege in Section 7, I have authorized any Fund the shares of which are purchased for my IRA, and SteinRoe Services Inc., transfer agent for the fund and agent for my IRA Custodian (the "SteinRoe Parties") to act upon instructions received by telephone to exchange them for shares of any other SteinRoe Fund. I agree that no SteinRoe Parties will be liable for any loss, injury, damage or expense as a result of action upon, and will not be responsible for the authenticity of any telephone instructions, and will hold the SteinRoe Parties harmless from any loss, claims or liability arising from its or their compliance with these instructions. Accordingly, I understand that I will bear any risk of loss resulting from unauthorized instructions. I understand that the SteinRoe Parties employ reasonable procedures to confirm that telephone instructions are genuine.

Signature:___________
Date:________________

11  CUSTODIAN ACCEPTANCE
The undersigned, First Bank, N.A., by separate agreement and the below signature, offers to serve as Custodian in accordance with the SteinRoe Funds Individual Retirement Account Plan once this Application form has been properly completed and delivered (or mailed) to the Custodian. If relating to an asset transfer, the undersigned accepts the appointment as successor Custodian of the above referenced account(s) and directs the resigning custodian to liquidate the assets and remit as described above.

OFFER TO SERVE AS CUSTODIAN:

First Bank National Association

By:   TERRY S. RICHTER

If you have any questions, please call us toll free at 1 800 338-2550
SteinRoe account representatives are available
Monday thru Friday from 7 a.m. to 8 p.m. and Saturday and Sunday from 8 a.m. to 5 p.m.
(Central Time)

Asset Transfer Form
Please complete this section only if you are making an asset transfer. Please consult the resigning custodian to determine if there are any special requirements (eg: signature guarantee) you must meet before making an asset transfer.

A. Resigning Custodian Information
_________________________________________________________
     Resigning Custodian
_________________________________________________________
     Street Address or P.O. Box
_________________________________________________________
     City     State     Zip Code
_________________________________________________________
     Account Representative
_________________________________________________________
     Daytime Telephone
_________________________________________________________
     Account Name and Number to be Transferred
Type of IRA
  Regular  ____  Rollover ____    SEP ____

B. Transfer Instructions
If your IRA C.D. investment matures in less than 15 days, please notify your custodian that we will be sending asset transfer instructions. If your IRA C.D. investment matures in more than 30 days, please check with your custodian to determine if a penalty will apply for early liquidation.
Please liquidate all assets (or $ ___________) in the above-referenced account on ____________ (if no date, liquidate immediately) and remit proceeds payable to SteinRoe Services Inc. for the IRA of the individual listed in Section 1 to the following address:

     SteinRoe Mutual Funds
     P.O. Box 804058
     Chicago, IL 60680-4058
     Attention: SteinRoe Services Inc.

Your signature:_____________________________
               (Sign here and in Section 10)

Signature Guarantee
(If required by resigning custodian)

Signature Guaranteed by:
_________________________________________________________
Name of Institution
_________________________________________________________
Name of Authorized Officer
_________________________________________________________
Signature of Authorized Officer
_________________________________________________________
Guarantor's Stamp:

General Provisions
1.  Plan Establishment.
    Your IRA will be established when SteinRoe Services Inc.
receives your properly completed form. If you fail to complete this form properly, the establishment of your IRA may be delayed.

2.  Custodial Fees.
    Currently, there are no Custodial fees charged for your IRA assets invested in the SteinRoe Funds. In the event the Custodian is required to perform services not ordinarily provided with respect to the Plan, including making participant-directed investments of large Custodial Accounts pursuant to Section 7.3 of the Plan, or you make investments other than in the SteinRoe Funds, the Custodian may charge such fees as are appropriate. The Custodian reserves the right to charge additional fees for assets invested in the SteinRoe Funds upon 45 days' written notice to you, and to waive or reduce any of its charges or fees as to any single IRA or group of IRAs.

3.   Telephone Inquiry Responses.
     The Funds in which contributions by you or on your behalf are invested and SteinRoe Services Inc., as transfer agent for the Funds and as agent for the Custodian of the Plan, are authorized to respond to any written inquiries from you and any telephonic inquiries (WHETHER FROM YOU OR ANY PERSON) relating to the status of your IRA and none of the Funds, SteinRoe Services Inc., or the Custodian shall be held liable for any action taken or information communicated pursuant to any such communication.

4.  Terms of Privileges.
    The following terms and conditions and those stated in the prospectus as in effect from time to time apply to the Fund
Privileges you elect:

a.  None of the Funds, the Funds' transfer agent, your IRA
Custodian nor their respective officers, trustees nor directors, agents nor employees shall be liable for any loss, liability, cost or expense for acting upon instructions furnished under a Privilege.

b. You agree that any Privilege you elect shall continue until five business days after any Fund, shares of which are held in your IRA or its transfer agent, receive notice from you of any change thereof. You also agree that any Fund offering a Privilege, its transfer agent or your IRA Custodian may suspend, limit or terminate any Privilege or its use at any time without prior notice to you. You agree that none of the Funds, their transfer agent, or your IRA Custodian shall be held liable for any action taken or information communicated pursuant to this authorization.

c. You authorize the Fund(s) and its transfer agent to initiate any and all credit or debit entries (and reversals thereof) to effect electronic transfers under any Privilege and redeem shares of any Funds(s) you own equal to the amount of any loss incurred by any of them in effecting any electronic transfer and retain the proceeds.

d. You understand that the Funds or their transfer agent will generally record (by electronic means or otherwise) any telephonic instruction given pursuant to a Privilege and you expressly authorize such recording. You also understand and agree that the Funds and your transfer agent reserve the right to refuse any telephonic instruction.

5.  Transfers/Rollovers by Persons over age 70 1/2.
    If you are making an asset transfer/rollover contribution after the April 1 of the year following the year you reach age 70 1/2 or a subsequent year, your assets transferred/rolled over must be distributed over a period no longer than the period over which they were scheduled to be distributed from your transferor/distributing plan. If you already have a SteinRoe IRA and are scheduled to receive distributions from that IRA over a period longer than the period over which you were scheduled to receive distributions from the transferor/distributing plan, you must establish a new SteinRoe IRA for your transfer/rollover. In addition, you must complete and return with this form a Distribution Request Form requesting that your transferred/rolled over assets be distributed at least as rapidly as under the distribution method in effect under your transferor/distributing plan. If the distribution period for your transferor/distributing plan is based on the joint and last survivor life expectancies of you and a designated beneficiary, you cannot extend the payment period under the SteinRoe IRA into which your assets are transferred/rolled over by naming a younger Beneficiary. You may designate a different Beneficiary than under your transferor/distributing plan, but if that Beneficiary has a shorter life expectancy than the beneficiary designated under your transferor plan, your maximum IRA payment period must be correspondingly reduced. If that Beneficiary has a life expectancy longer than the beneficiary designated under your transferor/distributing plan, your maximum IRA payment period still must be the same as under the transferor/distributing plan. In either event, you must designate a Beneficiary for the SteinRoe IRA into which your assets are transferred/rolled over by completing and returning an IRA Beneficiary Form with your Distribution Request Form. For other rollover provisions, see Plan Booklet.